                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                    ALLETE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                   [ALLETE LOGO]

                                                                  Annual Meeting
                                                                 of Shareholders
                                                           ---------------------
                                                           Tuesday, May 11, 2004
                                                               Duluth, Minnesota

================================================================================
2004 NOTICE AND PROXY STATEMENT
================================================================================

                                                  March 25, 2004


Dear Shareholder:

     You are cordially invited to ALLETE's 2004 Annual Meeting of Shareholders to be held on Tuesday, May 11, 2004 at 10:30 a.m. in the auditorium of the Duluth Entertainment Convention Center (DECC). The DECC is located on the waterfront of Lake Superior at 350 Harbor Drive in Duluth, Minnesota. Free parking is available in the adjoining lot. On behalf of the Board of Directors, I encourage you to attend.

     At this year's meeting you will be asked to elect eleven directors and to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.

     Standing for election to the Board of Directors for the first time at the Annual Meeting is Roger Peirce. I think you will agree that Mr. Peirce brings an outstanding background in business and finance to the Board. Dennis Evans has retired from the Board. Mr. Evans has been a director since 1986 and all of us have greatly benefited from his experience, commitment and many contributions to ALLETE. Thomas Cunningham, who was elected to the Board of Directors in 2003, will not be standing for re-election this year. Mr. Cunningham, a former Ford Motor Company senior executive, will continue as a director of ALLETE's automotive services businesses.

     After the Annual Meeting, we invite you to visit with our directors, officers and employees over lunch in the Lake Superior Ballroom located in the DECC. If you plan to join us for lunch, please return the enclosed reservation card.

     Your vote is important to us. Whether or not you plan to attend our Annual Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please vote your shares online, by a toll-free telephone call or by returning the enclosed Proxy Card. Specific instructions on how to vote are provided on your Proxy Card.

     Thank you for your investment in ALLETE.

                                                  Sincerely,



                                                  David G. Gartzke

                                                  David G. Gartzke
                                                  Chairman

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802

--------------------------------------------------------------------------------
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 2004
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of ALLETE, Inc. will be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 11, 2004 at 10:30 a.m. for the following purposes:

     1. To elect a Board of eleven directors to serve for the ensuing year;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as ALLETE's independent auditors for 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record on the books of ALLETE at the close of business on March 12, 2004 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited and encouraged to attend the meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum.

     Your early response will facilitate an efficient tally of your votes. If voting by mail, please sign, date and return the enclosed Proxy Card in the envelope provided. Alternatively, you can follow the instructions on your Proxy Card to vote your shares online or by a toll-free telephone call.

By order of the Board of Directors,



Deborah A. Amberg

Deborah A. Amberg
Vice President, General Counsel and Secretary

March 25, 2004
Duluth, Minnesota

                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

SOLICITATION

     The Proxy Card accompanying this Proxy Statement is solicited on behalf of the Board of Directors (Board) of ALLETE, Inc. (ALLETE or Company) for use at the Annual Meeting of Shareholders to be held on May 11, 2004 and any adjournments thereof. The purpose of the meeting is to elect a Board of eleven directors to serve for the ensuing year, to ratify the appointment of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as ALLETE's independent auditors for 2004 and to transact such other business as may properly come before the meeting. All properly submitted proxies received at or before the meeting and entitled to vote will be voted at the meeting.

     This Proxy Statement and the enclosed Proxy Card were first mailed on or about March 25, 2004.

     Any shareholder giving a Proxy has the right to revoke it at any time prior to its exercise by giving notice in writing to the Secretary of ALLETE.

     ALLETE expects to solicit proxies primarily by mail. Proxies also may be solicited at a nominal cost in person and by telephone by employees or retirees of ALLETE. The expenses of such solicitation are the ordinary ones in connection with preparing, assembling and mailing the material, and also include charges and expenses of brokerage houses and other custodians, nominees or other fiduciaries for communicating with shareholders. Additional solicitation of proxies will be made by mail, telephone and in person by Georgeson Shareholder Communications, Inc., a firm specializing in the solicitation of proxies, at a cost to ALLETE of approximately $15,000 plus expenses. The full amount of such costs will be paid by ALLETE.

OUTSTANDING SHARES AND VOTING PROCEDURES

     The outstanding shares of capital stock of ALLETE as of March 12, 2004 were 87,920,807 shares of common stock, without par value (Common Stock).

     Each share of the Common Stock of record on the books of ALLETE at the close of business on March 12, 2004 is entitled to notice of the Annual Meeting and to one vote.

     The affirmative vote of a majority of the shares of stock entitled to vote at the Annual Meeting is required for election of each director, and the affirmative vote of a majority of the shares of stock present and entitled to vote is required for approval of the other items described in the Proxy Statement to be acted upon by shareholders. An automated system administered by Wells Fargo Bank Minnesota, N.A. tabulates the votes. Abstentions are included in determining the number of shares present and voting, and are treated as votes against the particular proposal. Broker non-votes are not counted for or against any proposal.

     Unless  contrary  instructions  are  indicated  on the  Proxy,  all  shares represented by valid proxies will be voted "FOR" the election of all nominees for director named herein and "FOR" ratifying the appointment of PricewaterhouseCoopers as ALLETE's independent auditors for 2004. If any other business is transacted at the meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The only person known to ALLETE who as of March 12, 2004 owned beneficially more than 5 percent of any class of ALLETE's voting securities is American Express Trust Company, 928 AXP Financial Center, Minneapolis, MN 55474. As of March 12, 2004 American Express Trust Company held 7,687,287 shares, or 8.7 percent, of the Common Stock in its capacity as Trustee of the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (RSOP). Generally, these shares will be voted in accordance with instructions received by American Express Trust Company from participants in the RSOP.

     The following table presents the shares of Common Stock beneficially owned by directors, nominees for director, executive officers named in the Summary Compensation Table which appears subsequently in this Proxy Statement, and all directors and executive officers of ALLETE as a group, as of March 12, 2004. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.


                                               Options                                                                Options
                      Number of Shares       Exercisable                                     Number of Shares       Exercisable
Name of                Beneficially        within 60 days     Name of                          Beneficially        within 60 days
Beneficial Owner          Owned<F1>     after March 12, 2004  Beneficial Owner                    Owned<F1>     after March 12, 2004
------------------------------------------------------------------------------------------------------------------------------------
Wynn V. Bussmann            4,907               2,250         Nick Smith                          15,640               13,725
Thomas L. Cunningham        1,902                 750         Bruce W. Stender                    20,791               11,100
David G. Gartzke           58,753             189,580         Donald C. Wegmiller                 25,590               11,100
Dennis O. Green             1,898                   0         Deborah L. Weinstein                 1,860                    0
Peter J. Johnson           38,678              11,100         James P. Hallett                    41,033              131,344
George L. Mayer            29,053              10,616         Philip R. Halverson (retired)       32,796               30,481
Roger D. Peirce                 0                   0         Donald J. Shippar                   22,558               23,488
Jack I. Rajala             20,605              11,100         James K. Vizanko                    22,883               31,175


All directors and
executive officers
as a group (20):          400,727             545,924
------------------------------------------------------------------------------------------------------------------------------------

<F1> Includes (i) shares as to which voting and  investment power is  shared with the person's spouse: Mr. Johnson - 36,861, and all directors and officers as a group - 49,187;  (ii) shares owned by the person's spouse: Mr. Gartzke - 21,107, Mr. Johnson - 323,
     Mr. Mayer - 800, Mr. Smith - 50, and all  directors and officers as a group - 21,957;  (iii) shares held by the person's  minor children: Mr. Halverson - 9, and all directors and officers as a group - 213; and (iv) shares held as trustee: Mr. Mayer - 650.
     Each director and executive officer owns only a fraction of 1 percent of Common Stock, and all directors and executive officers as a group also own less than 1 percent of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ALLETE's directors and executive officers, and persons who own more than 10 percent of a registered class of ALLETE's equity securities, to file reports of initial ownership of Common Stock and other equity securities and subsequent changes in that ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Based on a review of such reports, ALLETE believes that all such filing requirements were met during 2003, except that one report (an amended Form 5) for Mr. Johnson was filed late covering one transaction involving the receipt by his spouse of a gift of Common Stock.

PROPOSALS OF SHAREHOLDERS FOR THE 2005 ANNUAL MEETING

     All proposals from shareholders to be considered for inclusion in the Proxy Statement relating to the Annual Meeting scheduled for May 10, 2005 must be received by the Secretary of ALLETE at 30 West Superior Street, Duluth, MN 55802-2093 not later than November 25, 2004. In addition, the persons to be named as proxies in the Proxy Cards relating to that Annual Meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which ALLETE did not have notice prior to February 8, 2005, without discussion of such matter in the Proxy Statement relating to that Annual Meeting.

--------------------------------------------------------------------------------
                       ITEM NO. 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     It is intended that the shares represented by the Proxy will be voted, unless authority is withheld, "FOR" the election of the eleven nominees for director named below and on the next page. Directors are elected to serve until the next annual election of directors and until a successor is elected and qualified, or until a director's earlier resignation or removal. If any nominee should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors, or designate substitute nominees, who would receive the votes represented by the enclosed Proxy.

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------
[PHOTO] WYNN V. BUSSMANN, 62, Birmingham, MI. Member of the Audit Committee. Senior Vice President - Global Forecasting of J.D. Power and Associates, an international marketing information firm. From 1994 to 2001 he was Corporate Economist for
               DaimlerChrysler Corporation, where he provided forecasts and analysis of vehicle sales and other trends in the vehicle industry for product strategy and planning. Chair of the Society of Automotive Analysts and past chair of the Conference of Business Analysts. DIRECTOR SINCE 2002.
--------------------------------------------------------------------------------
[PHOTO] DAVID G. GARTZKE, 60, Indianapolis, IN. Chairman of ALLETE, and Chairman, President and CEO of ALLETE Automotive Services, Inc. From 2002 to 2004 he was Chairman, President and CEO of ALLETE. From 2001 to 2002 he was President of ALLETE. From 1994 to 2001 he was Senior Vice President and CFO of ALLETE. DIRECTOR SINCE 2001.
--------------------------------------------------------------------------------
[PHOTO]        DENNIS O. GREEN, 63, Beaufort, SC. Member of the Audit Committee.
               Founder, Director and President of the Olive Tree Foundation, a private charitable foundation. Managing partner of Celadon, LLC, a real estate development firm. An organizing Director, Vice Chairman of the Board and Chairman of the Audit Committee of Coastal Banking Company and its subsidiary, Lowcountry National Bank. Retired in July 1997 from his position as Chief Auditor of Citicorp and of its principal subsidiary, Citibank, NA, where he had been responsible for worldwide audit functions since 1990. From 1984 to 1990 he was the General Auditor of Ford Motor Company. DIRECTOR SINCE 2003.
--------------------------------------------------------------------------------
[PHOTO]        PETER J. JOHNSON,  67, Tower,  MN. Member of the Audit Committee.
               Chairman of Hoover Construction Company, a highway and heavy construction contractor. DIRECTOR SINCE 1994.
--------------------------------------------------------------------------------
[PHOTO]        GEORGE L. MAYER,  59, Essex,  CT. Member of the Audit  Committee.
               Founder and President of Manhattan Realty Group which manages various apartment properties. Director of Schwaab, Inc., one of the nation's largest manufacturers of handheld rubber stamps and associated products. DIRECTOR SINCE 1996.
--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------
[PHOTO] ROGER D. PEIRCE, 66, Mequon, WI. Corporate consultant since his retirement in 1994 from his position as Vice Chair of the Board and CEO of Super Steel Products Corporation, a contract manufacturer of fabricated metal products. From 1995 to 1996 he was President and CEO of Valuation Research Corporation, an independent firm providing valuations of business enterprises, securities and tangible and intangible assets. From 1961 to 1986 he was an accountant with Arthur Andersen and the managing partner of the Tucson, Arizona office from 1985 to 1986. Director and Chairman of the Compensation Committee of Journal Communication, Inc. and Demco, Inc., Director of Brady Corporation and Compensation Committee Chairman for Schwaab, Inc. Mr. Peirce was known to one of ALLETE's non-management directors who suggested him to the Corporate Governance and Nominating Committee. FIRST-TIME NOMINEE.
--------------------------------------------------------------------------------
[PHOTO] JACK I. RAJALA, 64, Grand Rapids, MN. Member of the Corporate Governance and Nominating Committee. Chairman and CEO of Rajala Companies, and Director and President of Rajala Mill Company which manufactures and trades lumber. Director of Grand Rapids State Bank. Member of the Board of Regents of Concordia College in Minnesota. DIRECTOR SINCE 1985.
--------------------------------------------------------------------------------
[PHOTO]        NICK SMITH,  67,  Duluth,  MN. Lead Director of the ALLETE Board.
               Chair of the Corporate Governance and Nominating Committee, and member of the Executive Compensation Committee. Chairman and CEO of Northeast Ventures Corporation, a venture capital firm investing in northeastern Minnesota. Chairman of Community Development Venture Capital Alliance, a national association. Director of North Shore Bank of Commerce. DIRECTOR SINCE 1995.
--------------------------------------------------------------------------------
[PHOTO] BRUCE W. STENDER, 62, Duluth, MN. Chair of the Audit Committee, and member of the Corporate Governance and Nominating Committee. President and CEO of Labovitz Enterprises, Inc. which owns and manages hotels and commercial real estate. Trustee of the C.K. Blandin Foundation and member of the Chancellor's Advisory Committee for the University of Minnesota Duluth. DIRECTOR SINCE 1995.
--------------------------------------------------------------------------------
[PHOTO] DONALD C. WEGMILLER, 65, Minneapolis, MN. Chair of the Executive Compensation Committee. Chairman of Clark Consulting - Healthcare Group, a national executive and physician compensation and benefits consulting firm. From 1993 to 2003 he was President and CEO of Clark Consulting - Healthcare Group. Director of Possis Medical, Inc., JLJ Medical Devices International, LLC, Vivius, Inc. and ProVation Medical, Inc. DIRECTOR SINCE 1992.
--------------------------------------------------------------------------------
[PHOTO] DEBORAH L. WEINSTEIN, 44, Ottawa, Ontario Canada. Member of the Executive Compensation Committee. Co-founder and partner in LaBarge Weinstein, LLP, a business law firm. Director of Mosaid Technologies Inc. and Dynex Semiconductor Inc. Vice Chair of the Ottawa Centre for Research and Innovation, and Director of the Ottawa Heart Institute Foundation. DIRECTOR SINCE 2003.
--------------------------------------------------------------------------------

CORPORATE GOVERNANCE

     Corporate governance encompasses the internal policies and practices by which ALLETE is operated and controlled on behalf of its shareholders. Sound corporate governance starts with a strong, independent Board of Directors that is accountable to the Company and its shareholders. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under Minnesota law, other constituencies which include the Company's employees, customers, suppliers and the communities in which it does business. Because its ultimate goal is to better focus and direct the resources of the Company, ALLETE views good corporate governance as a source of competitive advantage.

     In 2003 the Board and its committees continued to examine their processes and strengthen them as appropriate. Corporate Governance Guidelines adopted in 2002 were revised. Committee charters were updated in 2003 to supplement substantial revisions adopted in 2002 to meet or exceed requirements proposed in rulemakings then underway. The Corporate Governance Guidelines document Board rules and responsibilities, Board selection and composition policies, Board operating policies, Board committee responsibilities, director compensation and other matters. Current copies of ALLETE's Corporate Governance Guidelines and the charters of the Corporate Governance and Nominating, Audit and Executive Compensation committees are available on ALLETE's website at http://www.allete.com.

     The Board's evaluation of ALLETE's corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate the Company's business operations as needed, and to make decisions that are independent of the Company's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have direct access to and meet individually with members of management, and retain their own advisors as they deem appropriate.

DIRECTOR INDEPENDENCE

     The Board has determined that all of ALLETE's directors, except the Chairman, are "independent" under ALLETE's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Board has established responsibilities for the lead director which include, among other things, coordinating the activities of the Company's independent directors, advising the Chairman of the Board on Board meeting agendas and on the effectiveness of the Board meeting processes.

DIRECTOR NOMINATIONS

     The Corporate Governance and Nominating Committee recommends director candidates to the Board, and will consider for such recommendations director candidates proposed by management, other directors and shareholders. A shareholder wishing to suggest a candidate should provide the candidate's name and a detailed background of the candidate's qualifications to the Corporate Governance and Nominating Committee by addressing the Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

     The selection of director nominees includes consideration of factors deemed appropriate by the Board. Factors may include integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate's relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate's independence, as defined in the Corporate Governance Guidelines and the rules of the NYSE. In connection with the selection, due consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds and experiences. Experience, knowledge and skills to be represented on the Board include, among other considerations, financial expertise (including an "audit committee financial expert" within the meaning of SEC regulations), electric utility and/or automobile industry knowledge and contacts, financing experience, strategic planning and community leadership.

     The Corporate Governance and Nominating Committee will review all candidates, and before any contact is made with a potential candidate, will notify the Board of its intent to do so, will provide the candidate's name and background information, and allow time for directors to comment. The Corporate Governance and Nominating Committee screens, personally interviews and recommends candidates to the Board. A majority of the committee members will interview any potential nominee before recommending that candidate to the Board. The recommendations of the Corporate Governance and Nominating Committee will be timed so as to allow interested Board members an opportunity to interview the candidate prior to the nomination of the candidate.

BOARD AND COMMITTEE MEETINGS IN 2003

     During 2003 the Board of Directors held eight meetings. The Corporate Governance and Nominating Committee, which held seven meetings during 2003, provides recommendations to the Board with respect to Board organization, membership, function, committee structure and membership, succession planning for the executive management and the application of corporate governance principles. The Corporate Governance and Nominating Committee also performs the functions of a director nominating committee, leads the Board's annual evaluation of the chief executive officer and is authorized to exercise the authority of the Board in the intervals between meetings. The Audit Committee, which held eleven meetings in 2003, recommends the selection of independent auditors, reviews the independence and performance of independent auditors, reviews and evaluates ALLETE's accounting practices, reviews periodic financial reports to be provided to the public, and reviews and recommends approval of the annual audit report. The Executive Compensation Committee, which held eleven meetings in 2003, establishes compensation and benefit arrangements for ALLETE officers and other key executives that are intended to be equitable, competitive in the marketplace and consistent with corporate objectives. In 2003 the Board established the Automotive Services Strategy Committee and the Minnesota Power Strategy Committee to focus on the strategies of these business units. All directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings in 2003. Directors are expected to attend the Annual Meeting, and in 2003, all directors attended.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

     Shareholders who wish to communicate directly with the Board may do so by addressing the Lead Director, c/o Secretary of ALLETE, 30 West Superior Street, Duluth, MN 55802-2093.

DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for their services as directors. ALLETE pays each non-employee director under the terms of the ALLETE Director Stock Plan an annual cash retainer fee of $20,000, and annual cash retainer fees for each committee and chair assignment as set forth below:

                                             Committee Retainer Fees
                                           Members               Chair
                                         -------------------------------
     Audit                                  $9,000              $6,000
     Executive Compensation                 $7,500              $4,500
     Corporate Governance and Nominating    $7,500              $4,500
     Automotive Services Strategy           $4,000              $2,000
     Minnesota Power Strategy               $4,000              $2,000

     In 2003 non-employee directors received a prorated portion (83.33 percent) of cash retainer fees to reflect a change in the timing of annual director compensation payments under the ALLETE Director Stock Plan to coincide with annual service commencing with the election of the directors at the Annual Meeting. Directors may elect to defer all or part of the cash portion of their retainer under the terms of the ALLETE Director Compensation Deferral Plan.

     In addition, ALLETE pays each non-employee director, other than the lead director, annual equity compensation equal in value to $47,500. Beginning in 2004 non-employee director annual equity compensation will be paid entirely in Common Stock. In 2003 non-employee director equity compensation was paid as follows: 1,300 shares of Common Stock and $8,000 in cash under the terms of the ALLETE Director Stock Plan; and 1,500 stock options and a performance share award opportunity valued at $5,000 under the terms of the ALLETE Director Long-Term Stock Incentive Plan.

     The Board authorized Mr. Smith, as lead director, to receive an annual cash retainer fee of $22,000 and the same annual cash retainer fees for each committee and chair assignment as other non-employee directors. In 2003 Mr. Smith received a prorated portion (83.33 percent) of his cash retainer fees in the same manner as other non-employee directors. Mr. Smith also received equity compensation in 2003 comprised of the following: 3,507 shares of Common Stock under the terms of the ALLETE Director Stock Plan; and 3,000 stock options and a performance share award opportunity valued at $10,000 under the ALLETE Director Long-Term Stock Incentive Plan.

     Fifty percent of the stock options granted to non-employee directors in 2003 vest and become exercisable on the first anniversary of the date of grant, and the remaining 50 percent vest on the second anniversary. All stock options expire on the tenth anniversary of the date of grant. The exercise price for each grant is the closing market price of Common Stock on the date of grant. The performance periods for performance shares ended on December 31, 2003. Dividend equivalents in the form of additional performance shares accrue during the performance period and are paid only to the extent the underlying grant is earned. The performance goal of each performance period is based on Total Shareholder Return for ALLETE in comparison to Total Shareholder Return for 16 diversified electric utilities. Any awards earned are paid out in Common Stock.

     During the two-year performance period ending December 31, 2003, shareholders of ALLETE realized Total Shareholder Return of 31.8 percent on their investment in Common Stock, ranking ALLETE seventh among the 16 diversified electric utilities. With this ranking, the non-employee directors, other than the lead director, each earned 424 shares of Common Stock and the lead director earned 916 shares of Common Stock, awards equal to 100 percent of the respective target performance share award. Fifty percent of this performance share award was paid in stock at the end of the performance period. The remaining 50 percent will be paid in stock on December 31, 2004. There will be no new grants of stock options or performance shares issued to non-employee directors under the ALLETE Director Long-Term Stock Incentive Plan. The shares of Common Stock paid to directors with respect to 2003 had an average market price of $24.90 per share.

COMPENSATION OF EXECUTIVE OFFICERS

     The following information describes compensation paid in the years 2001 through 2003 for ALLETE's named executive officers.

                                                    SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                  Annual Compensation<F1>                  Long-Term Compensation
                                                 -------------------------- ------------------------------------------
                                                                                        Awards                Payouts
                                                                            ------------------------------   ---------     All
                                                                              Restricted      Securities                  Other
                                                                                Stock         Underlying       LTIP      Compen-
 Name and                                         Salary        Bonus           Awards          Options       Payouts    sation<F7>
 Principal Position                   Year          ($)          ($)             ($)              (#)           ($)        ($)
------------------------------------------------------------------------------------------------------------------------------------
 DAVID G. GARTZKE                     2003       561,846       544,002            0             74,219        302,962     61,300
 Chairman; Chairman, President        2002       515,385             0            0             89,667         99,388     74,195
 and CEO of ALLETE                    2001       319,866       489,590<F2>     493,800<F6>      16,883        139,394     42,139
 Automotive Services

 JAMES P. HALLETT                     2003       439,808       328,532<F3>        0             42,500        169,203     47,104
 Executive Vice President;            2002       420,692       153,344<F3>        0             42,500        117,912     47,516
 Vice President of ADESA, Inc.        2001       361,885       890,565            0             19,350        195,531     34,664

 JAMES K. VIZANKO                     2003       261,679       265,825<F4>        0             23,959         95,384     26,824
 Senior Vice President,               2002       240,769             0            0             23,959         87,180     29,498
 CFO and Treasurer                    2001       183,477        97,235            0              5,863        118,782     21,377

 DONALD J. SHIPPAR                    2003       263,250       235,639            0              8,371         77,759     28,380
 President and CEO                    2002       231,041        25,132            0              8,371         52,961     29,506
                                      2001       194,654       104,654            0              6,136         88,524     21,336

 PHILIP R. HALVERSON                  2003       239,429       199,105<F5>        0              6,548         60,827     35,114
 Retired Vice President, Secretary    2002       228,077             0            0              6,548         88,998     37,399
 and General Counsel                  2001       215,484        83,657            0              6,875        124,150     29,277
------------------------------------------------------------------------------------------------------------------------------------

<F1> Amounts shown include compensation earned by the  named  executive  officers, as  well as amounts  earned but deferred  at  the election of those  officers.  The "Bonus" column is comprised of amounts earned pursuant to the Results Sharing program and the
     Executive  Annual  Incentive  Plan.  For bonuses paid in Common Stock,  the market value of the stock at the time of payment is included.
<F2> Included in the amount shown for Mr. Gartzke is $250,000 paid as a bonus in  connection  with his  election to  the  office  of
     President of ALLETE.
<F3> Included in the amount shown for Mr. Hallett is an annual retention bonus of $102,550 for 2002 and $162,750 for  2003 paid in a combination of Common Stock and cash.
<F4> Included in the amount shown for Mr. Vizanko is $100,000 paid as a bonus in connection with the sale of ALLETE's water services businesses.
<F5> Included in the amount shown for Mr.  Halverson is $50,000  paid as  a bonus in connection with  the  sale  of  ALLETE's  water services businesses.
<F6> The amount shown represents the value  of 20,000  deferred  share units of  Common Stock  granted  on  December 18, 2001.
<F7> The amounts shown for 2003 include the following ALLETE annual contributions for the named executive officers:

                                        Contribution to the         Contribution to the      Above-Market Interest
                                      Retirement Savings and            Supplemental            on Compensation
                                       Stock Ownership Plan              Executive             Deferred Under the
 Name                              and the Flexible Benefit Plan      Retirement Plan      Executive Investment Plan*
------------------------------------------------------------------------------------------------------------------------------------
 David G. Gartzke                             $21,042                     $33,311                    $6,947
 James P. Hallett                               3,100                      44,004                         0
 James K. Vizanko                              19,342                       5,550                     1,932
 Donald J. Shippar                             19,342                       7,509                     1,529
 Philip R. Halverson                           21,042                       3,953                    10,119
------------------------------------------------------------------------------------------------------------------------------------
* ALLETE made investments in corporate-owned life insurance which will recover the cost  of this above-market benefit, if  actuarial factors  and other  assumptions are realized. The  policy premiums are  fully paid  and ALLETE  has discontinued  this  investment program.


                                                  OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                 Individual Grants                                               Grant Date Value
------------------------------------------------------------------------------------------------------------------------------------
                                Number of               % of Total
                               Securities            Options Granted        Exercise or                             Grant Date
                               Underlying            to Employees in        Base Price          Expiration         Present Value
  Name                       Options Granted<F1>        Fiscal Year           ($/Sh)               Date                 ($)<F2>
------------------------------------------------------------------------------------------------------------------------------------
  David G. Gartzke               74,219                   10.8                 20.51           Feb. 3, 2013           316,626

  James P. Hallett               42,500                    6.2                 20.51           Feb. 3, 2013           181,309

  James K. Vizanko               23,959                    3.5                 20.51           Feb. 3, 2013           102,211

  Donald J. Shippar               8,371                    1.2                 20.51           Feb. 3, 2013            35,712

  Philip R. Halverson             6,548                    0.9                 20.51           Feb. 3, 2013            27,934
------------------------------------------------------------------------------------------------------------------------------------

<F1> Options vest 50 percent on February 3, 2004 and 50 percent on  February 3, 2005. Options  granted  to  each of  the  executives listed in this table are subject to a change-in-control acceleration provision.
<F2> The  grant date dollar  value of options is  based on ALLETE's  binomial  ratio (as of February 3, 2003) of .208. The  binomial option valuation method is a complicated  mathematical model premised on immediate  exercisability  and  transferability of the options,  which are not features of ALLETE's options granted to executive  officers and other  employees.  The values shown are theoretical and do not  necessarily  reflect the actual values the recipients may eventually  realize.  Any actual value to the officer or other  employee  will depend on the extent to which the market  value of Common  Stock at a future date  exceeds the exercise price. In addition to the option  exercise  price,  the following  assumptions for modeling were used to calculate the values shown for the options granted in 2003: (i) each option remains  outstanding  for a period of seven years;  (ii) expected dividend yield is 5.51 percent (based on the most recent quarterly  dividend);  (iii) expected  dividend increase is 2 percent;
     (iv) expected  stock price  volatility is .297 (based on 504 trading days previous to February 3, 2003);  and (v) the risk-free rate of return is 3.81 percent (based on Treasury yields).



                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                      AND FY-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of Securities                Value of Unexercised
                                                                        Underlying Unexercised                   In-the-Money
                                                                         Options at FY-End (#)              Options at FY-End ($)
                          Shares Acquired        Value Realized        --------------------------         --------------------------
  Name                    on Exercise (#)              ($)             Exercisable  Unexercisable         Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
  David G. Gartzke                  0                     0              113,673       113,017              840,029       939,756

  James P. Hallett                  0                     0               88,844        63,750              743,715       533,375

  James K. Vizanko                  0                     0               17,842        35,939               99,831       300,688

  Donald J. Shippar                 0                     0               28,391        12,557              265,626       105,059

  Philip R. Halverson          24,683               318,356               23,933         9,822              185,118        82,177
------------------------------------------------------------------------------------------------------------------------------------

RETIREMENT PLANS

     The following table sets forth examples of the estimated annual retirement benefits that would be payable to participants in ALLETE's Retirement Plan and Supplemental Executive Retirement Plan after various periods of service, assuming no changes to the plans and retirement at the normal retirement age of 65.

                                                                   PENSION PLAN
                                                                 Years of Service
------------------------------------------------------------------------------------------------------------------------------------
     Remuneration<F1>             15                   20                    25                  30                   35
------------------------------------------------------------------------------------------------------------------------------------
       $100,000                $12,000              $16,000               $30,400              $35,400              $40,400
        125,000                 15,000               20,000                38,000               44,250               50,500
        150,000                 18,000               24,000                45,600               53,100               60,600
        175,000                 21,000               28,000                53,200               61,950               70,700
        200,000                 24,000               32,000                60,800               70,800               80,800
        225,000                 27,000               36,000                68,400               79,650               90,900
        250,000                 30,000               40,000                76,000               88,500              101,000
        300,000                 36,000               48,000                91,200              106,200              121,200
        400,000                 48,000               64,000               121,600              141,600              161,600
        450,000                 54,000               72,000               136,800              159,300              181,800
        500,000                 60,000               80,000               152,000              177,000              202,000
        600,000                 72,000               96,000               182,400              212,400              242,400
        700,000                 84,000              112,000               212,800              247,800              282,800
        800,000                 96,000              128,000               243,200              283,200              323,200
        900,000                108,000              144,000               273,600              318,600              363,600
      1,000,000                120,000              160,000               304,000              354,000              404,000
------------------------------------------------------------------------------------------------------------------------------------

<F1>  Represents  the highest  annualized  average  compensation  (salary  and  bonus) received for 48 consecutive months during the employee's last 15  years of  service with ALLETE. For determination  of  the pension benefit, the 48-month period for highest average salary may be different from the 48-month period of highest aggregate bonus compensation.

     Retirement benefit amounts shown are in the form of a straight-life annuity to the employee and are based on amounts listed in the Summary Compensation Table under the headings "Salary" and "Bonus." Retirement benefit amounts shown are not subject to any deduction for Social Security or other offset amounts. ALLETE's Retirement Plan provides that the benefit amount at retirement is subject to adjustment in future years to reflect changes in cost of living to a maximum adjustment of 3 percent per year. As of December 31, 2003 the executive officers named in the Summary Compensation Table had the following years of credited service under the plans:

     David G. Gartzke      29 years        Donald J. Shippar        27 years
     James P. Hallett       9 years        Philip R. Halverson      27 years
     James K. Vizanko      26 years

     If either Mr. Gartzke or Mr. Hallett remains employed as a senior executive with ALLETE until age 62, a defined benefit retirement plan supplements amounts paid under other ALLETE retirement plans, so that the executive's total retirement pay is no less than 51 percent of the executive's final pay if retirement is at age 62 and no less than 60 percent of the executive's final pay if retirement is at age 65. This benefit is reduced by 2.3 percent of pay for each year under 22 years of service with ALLETE if the executive retires at age 62 and by 3 percent of pay for each of the three years between ages 62 and 65.

     With  certain  exceptions,  the Internal  Revenue Code of 1986,  as amended
(Code), restricts the aggregate amount of annual pension benefits which may be paid to an employee under ALLETE's Retirement Plan to $160,000 for 2003. This amount is subject to adjustment in future years to reflect changes in cost of living. ALLETE's Supplemental Executive Retirement Plan provides for supplemental payments by ALLETE to eligible executives (including the executive officers named in the Summary Compensation Table) in amounts sufficient to maintain total retirement benefits upon retirement at a level which would have been provided by ALLETE's Retirement Plan if benefits were not restricted by the Code.

REPORT OF BOARD'S EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Described below are the compensation policies of the Executive Compensation Committee of the Board of Directors (Compensation Committee) effective for 2003 with respect to the executive officers of ALLETE. Composed entirely of independent outside directors, the Compensation Committee is responsible for recommending to the Board policies which govern the executive compensation program of ALLETE and for administering those policies. The Compensation
Committee has retained the services of outside benefits and compensation consulting firms to assist the Compensation Committee in connection with the performance of such responsibilities.

     The role of the executive compensation program is to help ALLETE achieve its corporate goals by motivating performance, rewarding positive results and enhancing Total Shareholder Return, as discussed below. Recognizing that the potential impact an individual employee has on the attainment of corporate goals tends to increase at higher levels of responsibility within ALLETE, the executive compensation program provides greater visibility in compensating individuals based on results achieved as their responsibilities within ALLETE increase. In other words, individuals with the greatest potential impact on achieving the stated goals have the greatest amount to gain when goals are achieved and the greatest amount at risk when goals are not achieved.

     The program recognizes that, in order to attract and retain the exceptional executive talent needed to lead and grow ALLETE's businesses, compensation must be competitive in the national market. To determine market levels of compensation for executive officers in 2003, the Compensation Committee relied upon comparative information from general industrial companies in tandem with available specific industry data (i.e., electric utility, automotive, finance, etc.) which was provided and reviewed by outside consultants. All data were analyzed to determine median compensation levels for comparable positions in comparably sized companies, as measured by revenue.

     Code Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid for any fiscal year to each of the corporation's CEO and four other most highly compensated executive officers as of the end of any fiscal year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The stock options and performance shares granted to the executive officers under the Executive Long-Term Incentive Compensation Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m). The Compensation Committee generally intends to structure executive compensation plans so that the Company may deduct all executive compensation, but reserves the ability to do otherwise if it is determined to be in the best interests of the Company and its shareholders.

     As described below, executive officers of ALLETE receive a compensation package which consists of three basic elements: base salary, performance-based compensation and supplemental executive benefits. The compensation of ALLETE's CEO for the year 2003 is discussed separately.

BASE SALARY

     Base salaries are set at a level so that, if the target level of performance is achieved under the performance-based compensation plans, the named executive officers' total compensation, including amounts paid under each of the performance-based compensation plans described below, will be near the midpoint of market compensation.

PERFORMANCE-BASED COMPENSATION

     The performance-based compensation plans of ALLETE are intended by the Compensation Committee to reward executives for achieving financial and non-financial goals that the Compensation Committee determines will be required to achieve ALLETE's strategic and budgeted goals.

     Performance goals under performance-based plans are established in advance by the Compensation Committee and the Board of Directors. Target performance levels under the performance-based plans are achieved if the business unit exceeds its budget and if ALLETE achieves a Total Shareholder Return ranking of 7th or better compared to a peer group of 16 diversified electric utilities. Total Shareholder Return is defined as stock price appreciation plus dividends reinvested on the ex-dividend date throughout the relevant performance period, divided by the fair market value of a share at the beginning of the performance period. With target performance, it is the Compensation Committee's intent that executive compensation (including the value of stock options granted) will be near the midpoint of the relevant market. If no performance awards are earned and no value is attributed to the stock options granted, compensation of ALLETE's executive officers would be significantly below the midpoint market compensation level, while performance at increments above the target level would result in total compensation above the midpoint of the market.

     ALLETE's performance-based compensation plans include:

  - RESULTS SHARING. Employees of ALLETE's energy services and real estate businesses and ALLETE's corporate group are eligible to participate in ALLETE's Results Sharing program. The Results Sharing award opportunities for 2003 were based on net income from continuing operations (including gains from the sale of ALLETE's water services businesses) and business unit operating income. Target financial performance will result in an award of 5 percent of base salary, assuming safety and environmental protection goals established by the Compensation Committee are also accomplished. The results shown in the Summary Compensation Table reflect earned awards averaging 12 percent of base salary.

  - EXECUTIVE ANNUAL INCENTIVE PLAN. The Executive Annual Incentive Plan is intended to focus executive attention on meeting and exceeding annual financial and non-financial business unit goals established by the Compensation Committee. For 2003 financial performance measures were business unit contributions to net income from continuing operations and operating free cash flow. These financial performance measures were chosen by the Compensation Committee because of their positive correlation over time with the Total Shareholder Return achieved by ALLETE for its shareholders. Target level performance is earned if budgeted financial results are exceeded. The 2003 financial and non-financial results exceeded budgeted goals set by the Executive Compensation Committee. The results shown in the Summary Compensation Table reflect earned awards ranging from
     37.1 percent to 76.8 percent of base salary.

  - EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN (LTIP). Under the LTIP, the executive officers of ALLETE have been awarded stock options (which are granted annually) and performance shares (which are granted in even-numbered years) having in the aggregate target award values ranging from 40 percent to 100 percent of the executive officers' annual base salaries. The target award value for Mr. Hallett and Mr. Vizanko has been allocated 70 percent to stock options and 30 percent to performance shares. The target award value for Mr. Shippar and Mr. Halverson has been allocated 50 percent to stock options and 50 percent to performance shares. The stock options have value only if the Common Stock price appreciates above the price on the date of grant. The performance shares granted for the two-year performance period ending December 31, 2003 have value because the Total Shareholder Return of ALLETE over the two-year period ranked at least 11th in a peer group of 16 diversified electric utilities adopted by the Compensation Committee as appropriate comparators. Dividend equivalents accrue on performance shares during the performance period and are paid in Common Stock only to the extent performance goals are achieved. The maximum payout is 200 percent of the target award. If earned, the performance shares will be paid in Common Stock with 50 percent of the award paid at the end of the performance period and the remaining 50 percent on the first anniversary thereof. For the two-year performance period ending December 31, 2003, shareholders of ALLETE realized a Total Shareholder Return of
     31.8 percent on their investment in Common Stock, ranking ALLETE 7th among the 16-member peer group. The LTIP payout for 2003 shown in the Summary Compensation Table includes payment of the first 50 percent of the award earned for the performance period ending December 31, 2003.

     The Compensation Committee has determined that these awards under the performance-based compensation plans are consistent with its philosophy of aligning executive officers' interests with those of shareholders and to the performance of ALLETE.

SUPPLEMENTAL EXECUTIVE BENEFITS

     ALLETE has established a Supplemental Executive Retirement Plan (SERP) to compensate certain employees, including the executive officers, equitably by replacing benefits not provided by ALLETE's Flexible Benefit Plan and the RSOP due to government-imposed limits and to provide retirement benefits which are competitive with those offered by other businesses with which ALLETE competes for executive talent. The SERP provides employees whose salaries exceed the salary limitations for tax-qualified plans imposed by the Code with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed. The SERP also provides certain executive employees with a 40 percent supplemental tax benefit if a change in control of the Company results in the termination of the covered executives' employment and an immediate distribution in full of the covered executives' SERP account and/or Executive Investment Plan deferral account. The supplemental tax benefit applies only if the covered executive employee is not eligible for early retirement at the time of the change-in-control event.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee has endeavored to provide its chief executive officer with a compensation package that is at the 50th percentile of compensation paid by comparably-sized general industrial companies with revenue comparable to the Company. The Compensation Committee designed the CEO's compensation package to provide substantial incentive to achieve and exceed the Board's financial performance goals for the Company and Total Shareholder Return goals for the Company's shareholders.

     In June 2003 the Board of Directors increased Mr. Gartzke's annual base salary 4 percent to move his base salary toward the median of salaries of chief executive officers of comparably-sized companies. In 2003 Mr. Gartzke was awarded $71,130, or 12.7 percent of his annual salary, under ALLETE's Results
Sharing program. This Results Sharing award was based 50 percent on corporate net income from continuing operations (including gains from the sale of ALLETE's water services businesses) and 50 percent on an average of business unit Results Sharing awards. Under the Executive Annual Incentive Plan in 2003, Mr. Gartzke earned an award of $472,872, or 82.7 percent of his annual salary, which rewarded Mr. Gartzke for achieving 2003 corporate net income from continuing operations (excluding gains from the sales of ALLETE's water services businesses) that were above budget, as well as for achievement of non-financial strategic goals established by the Compensation Committee.

     The compensation of the CEO also contains elements which motivate him to focus on the longer-term performance of the Company. In 2003 under the LTIP, Mr. Gartzke was awarded annual target opportunities with a value equal to 150 percent of his base salary. This value has been allocated 70 percent to stock options (which are granted annually) and 30 percent to performance shares (which are granted in even-numbered years). The stock options and performance shares have the same characteristics as those issued to other executive officers as described above. The LTIP payout for 2003 shown in the Summary Compensation Table includes a payment of the first 50 percent of the award earned for the performance period ending December 31, 2003.

     On January 21, 2004 the Board of Directors elected Mr. Shippar President and CEO of ALLETE. Mr. Gartzke continues to serve as Chairman of ALLETE. The Board appointed Mr. Gartzke President and CEO of ALLETE Automotive Services as of July 9, 2003.

March 25, 2004

Executive Compensation Committee

Donald C. Wegmiller, Chair
Thomas L. Cunningham
Nick Smith
Deborah L. Weinstein

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth the Company securities available for issuance under ALLETE's equity compensation plans as of December 31, 2003.

                                      EQUITY COMPENSATION PLAN INFORMATION
---------------------------------------------------------------------------------------------------------------
                                   Number of Securities                                 Number of Securities
                                    to be Issued Upon          Weighted-Average         Remaining Available
                                       Exercise of             Exercise Price of         for Future Issuance
                                   Outstanding Options,      Outstanding Options,           Under Equity
  Plan Category                     Warrants and Rights       Warrants and Rights        Compensation Plans<F1>
---------------------------------------------------------------------------------------------------------------
  Equity Compensation                    2,284,343                  $21.49                    5,276,157<F2>
      Plans Approved by
      Security Holders
  Equity Compensation                            0                     N/A                            0
      Plans Not Approved
      by Security Holders
---------------------------------------------------------------------------------------------------------------
  Total                                  2,284,343                  $21.49                    5,276,157
---------------------------------------------------------------------------------------------------------------

<F1> Excludes the number of securities to be issued upon exercise of  outstanding options, warrants and rights.
<F2> The  amount shown includes: (i) 4,295,019 shares  available for issuance under the  LTIP in  the  form  of options,  rights,  restricted  stock,  performance  units and shares,  or other  grants as approved by the
     Executive Compensation Committee;  (ii) 138,992 shares available for issuance under the Director Long-Term
     Stock Incentive Plan in the form of options and  performance  shares;  (iii) 364,325 shares  available for issuance  under the  Director  Stock Plan as  payment  for a portion  of the  annual  retainer  payable to non-employee  directors;  and (iv) 477,821  shares  available for issuance under the ALLETE and Affiliated
     Companies  Employee Stock Purchase Plan.  Shares available for issuance under the LTIP may be increased by shares  purchased on the open market,  tendered to exercise options or withheld to satisfy tax withholding requirements in connection with LTIP awards.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of six non-employee Directors, each of whom has been determined by the Board to be "independent" under ALLETE's Corporate Governance Guidelines and within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Green is an "audit committee financial expert" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to a written charter that was amended and restated in January 2004. The current Audit Committee Charter is attached as an Appendix to this Proxy Statement and is also available on the Company's website at http://www.allete.com. The Audit Committee assists the Board's oversight of the integrity of ALLETE's financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors, the audit process and internal controls. The Audit Committee reviews and recommends to the Board of Directors that the audited financial statements be included in ALLETE's Annual Report on Form 10-K.

     During 2003 the Audit Committee met and held separate discussions with members of ALLETE's management and the Company's independent auditor, PricewaterhouseCoopers, regarding certain audit activities and the plans for and results of selected internal audits. The Audit Committee reviewed the quarterly financial statements. It reviewed the adequacy of the systems of internal controls, and the Company's compliance with laws and regulations. It also reviewed the Company's process for communicating its code of business conduct and ethics. The Audit Committee approved the appointment of PricewaterhouseCoopers as the Company's independent auditor for the year 2004, subject to shareholder ratification. The Company's independent auditor provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditor the firm's independence.

     The Audit Committee has: (i) reviewed and discussed ALLETE's audited financial statements for the year ending December 31, 2003 with ALLETE's management and with ALLETE's independent auditors; (ii) met with management to discuss all financial statements prior to their issuance and to discuss significant accounting issues; and (iii) discussed with ALLETE's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of ALLETE's financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ALLETE's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditor and the estimated fees related to these services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

     The Audit Committee will, as necessary, consider and, if appropriate, pre-approve the provision of additional audit and non-audit services by the independent auditor that were not encompassed by the Audit Committee's annual pre-approval and that are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, these additional audit and non-audit services, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of ALLETE's annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                          2003                 2002
                                      --------------------------------
     Audit Fees<F1>                    $1,300,000          $1,100,000
     Audit Related Fees<F2>               100,000             200,000
     Tax Fees<F3>                       1,000,000           1,000,000
     All Other Fees                             0                   0
                                      --------------------------------
     Total                             $2,400,000          $2,300,000

<F1>  Audit  fees  consisted  of  audit  work  performed  in  the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
<F2>  Audit related  fees consisted of  assurance services, including  audits of employee benefit plans and special procedures related to regulatory filings in 2002 and 2003.
<F3>  Tax  fees  were  comprised  of (i)  tax   compliance  services,  including
      assistance with the preparation of tax returns and claims for tax refunds, and (ii) tax consultation and planning services, including assistance with tax audits and appeals, tax advice relating to mergers and acquisitions and employee benefit plans, and request for ruling or technical advice from taxing authorities. In 2003 tax compliance services totaled $500,000, and tax consulting and planning services totaled $500,000. In 2002 tax compliance services totaled $600,000, and tax consulting and planning services totaled $400,000.



All audit and non-audit services and fees for 2003 were pre-approved by the Audit Committee. We have considered and determined that the provision of the non-audit services noted above is compatible with maintaining PricewaterhouseCoopers' independence.

March 25, 2004

Audit Committee

Bruce W. Stender, Chair
Wynn V. Bussmann
Thomas L. Cunningham
Dennis O. Green
Peter J. Johnson
George L. Mayer

--------------------------------------------------------------------------------
        ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors of ALLETE recommends shareholder ratification of the appointment of PricewaterhouseCoopers as independent auditors for ALLETE for the year 2004. PricewaterhouseCoopers has acted in this capacity since October 1963.

     A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     In connection with the 2003 audit, PricewaterhouseCoopers reviewed ALLETE's annual report, examined the related financial statements, and reviewed interim financial statements and certain filings of ALLETE with the Federal Energy Regulatory Commission and the SEC.

     The Board of Directors recommends a vote "FOR" ratifying the appointment of PricewaterhouseCoopers as ALLETE's independent auditors for 2004.

ALLETE COMMON STOCK PERFORMANCE

     The following graph compares ALLETE's cumulative Total Shareholder Return on its Common Stock with the cumulative return of the S&P 500 Index and the Philadelphia Stock Exchange Utility Index (Philadelphia Utility Index). The S&P 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Because this composite index has a broad industry base, its performance may not closely track that of a composite index comprised solely of electric utilities. The Philadelphia Utility Index is a capitalization-weighted index of 20 utility companies involved in the production of electrical energy. The calculations assume a $100 investment on December 31, 1998 and reinvestment of dividends on the ex-dividend date.

[GRAPH OMITTED - TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH]

      TOTAL SHAREHOLDER RETURN FOR THE FIVE YEARS ENDING DECEMBER 31, 2003
                                   1998    1999    2000    2001    2002    2003
                                  ----------------------------------------------
ALLETE                             $100     $81    $126    $134    $126    $177
S&P 500 Index                      $100    $121    $110     $97     $76     $97
Philadelphia Utility Index         $100     $82    $124    $108     $88    $110

--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------

     The Board of Directors does not know of any other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote pursuant to the proxies in accordance with their judgment in such matters.

     All shareholders are asked to promptly return their Proxy so that the necessary vote may be present at the meeting. We respectfully request that you vote your Proxy at your earliest convenience either by signing and returning the accompanying Proxy Card by mail, or by following the instructions on the Proxy Card to vote by a toll-free telephone call or online.

By order of the Board of Directors,


Deborah A. Amberg

Deborah A. Amberg
Vice President, General Counsel and Secretary

March 25, 2004
Duluth, Minnesota


DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     Only one copy of ALLETE's Proxy Statement for the 2004 Annual Meeting of Shareholders and one copy of the 2003 ALLETE Annual Report, which includes financial statements, will be delivered to an address where two or more related shareholders reside, unless ALLETE has received contrary instructions from a shareholder at the address. A separate Proxy Card and a separate notice of the Annual Meeting of Shareholders will be delivered to each shareholder at the shared address.

     If you are a shareholder who lives at a shared address and you would like additional copies of this Proxy Statement or the 2003 ALLETE Annual Report, contact ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 1-800-535-3056 or 1-218-723-3974, and we will promptly mail you copies.

     If you share the same address with other ALLETE shareholders and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports and proxy statements at any time by calling ALLETE Shareholder Services at 1-800-535-3056 or by writing to ALLETE's Stock Transfer Agent, Wells Fargo Bank Minnesota, N.A., Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

     If you did not receive the 2003 ALLETE Annual Report, please notify ALLETE Shareholder Services, 30 West Superior Street, Duluth, MN 55802-2093, telephone number 1-800-535-3056 or 1-218-723-3974, and a copy will be sent to you.

     Many brokerage firms and other holders of record have procedures for the delivery of single copies of company documents to households with multiple shareholders. If your family has one or more "street name" accounts under which you beneficially own shares of ALLETE Common Stock, please contact your broker, financial institution, or other holder of record directly if you require additional copies of the Proxy Statement or ALLETE's 2003 Annual Report, or if you have other questions or directions about your "street name" account.

                                                                        APPENDIX

                                  ALLETE, INC.
                               BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER
                           EFFECTIVE JANUARY 20, 2004

PURPOSES AND ROLE OF COMMITTEE

The purposes of the Audit Committee (Committee) of the Board of Directors (Board) of ALLETE, Inc. (Company) are to: (A) assist the Board's oversight of
(1) the integrity of the Company's financial statements, (2) the Company's compliance with corporate policies and procedures, (3) the Company's compliance with legal and regulatory requirements, (4) the independent auditor's qualifications and independence, and (5) the performance of the Company's internal audit function and independent auditors; and (B) prepare the report that Securities and Exchange Commission (Commission) rules require to be included in the Company's annual proxy statement.

The role of the Committee is oversight. Management and the internal audit department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and policies, as well as internal controls, processes, systems, corporate policies and procedures designed to assure compliance with accounting standards, corporate policies and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and assessing the Company's internal controls. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any certification as to the independent auditors' work or the work or report of any expert. Each member of the Committee shall be entitled to reasonably rely on the integrity of people and organizations from which the Committee receives information and the accuracy of such information.

COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board,  each of whom
(A) satisfies the requirements for independence pursuant to law and the listing standards of the New York Stock Exchange (NYSE), and (B) is financially literate as required by the listing standards of the NYSE. At least one Committee member shall have accounting or related financial management expertise as required by the listing standards of the NYSE. Committee members may not serve on audit committees of more than two other publicly traded companies. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its Chair. The Committee shall meet at least quarterly at a time and place determined by the Board or the Committee Chair, with further meetings to occur when deemed necessary or desirable by a majority of the Committee or its Chair. The
Committee will meet periodically in executive session without management present.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee may meet in person or telephonically, and may act by unanimous written consent when deemed necessary or desirable by the Committee or its Chair. The Committee may recommend to the Board procedures to be observed in executing its responsibilities. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate.

COMMITTEE DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are to:

1. Appoint, retain and terminate, and approve fees and terms of retention of the public accounting firm serving as the Company's independent auditors (subject to ratification by Company shareholders if deemed appropriate). The Committee shall be responsible for the oversight of the independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including resolution of disagreements between management and the independent accounting firm regarding financial reporting. The Committee shall pre-approve any audit and non-audit services by the independent auditors as required by applicable law and the rules of the NYSE. The Committee shall directly implement these responsibilities.

2. Instruct the independent auditors that they are to report directly to the Committee, and provide that they are ultimately responsible to the Committee and the Board.

3. Review with the independent auditors the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate. Receive copies of the annual comments from the outside auditors on accounting procedures and systems of control. Recommend to the Board the acceptance of such audits that are accompanied by certification.

4. Meet separately, periodically, with management, with the senior internal audit executive and with the independent auditors.

5. Review and discuss with management and the independent auditor, before filing with the Commission, the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

6.   Review   and  discuss  earnings   press  releases,  as  well  as  financial
     information and earnings guidance provided to analysts and rating agencies.

7.   Advise  management, the  internal  audit department  and   the  independent
     auditors that they are expected to provide to the Committee a timely analysis of and opportunity to review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;
     (B) compliance with the Company's policies and procedures; (C) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (GAAP) methods on the financial statements; (D) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the company; and (E) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

8. Direct management, the internal auditors and the independent auditors to disclose to the Committee any significant risks and exposures; discuss policies with respect to risk assessment and risk management.

9. Review with the independent auditors any audit problems or difficulties and management's response, including any restrictions on the independent auditor's activities or on access to requested information, any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; any "management" or "internal control" letter issued (or proposed) by the audit firm to Company, and a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

10. Review the action taken by management on the internal auditors' and independent auditors' recommendations.

11. Review with the senior internal audit executive the annual internal audit plan and scope of internal audits, including the procedure for assuring implementation of accepted recommendations made by the independent auditors. Advise the senior internal audit executive that he or she is expected to provide the Committee with summaries of any significant identified control issues and management's response thereto, and seek prior approval of the Committee for any significant changes to the internal audit department charter, staffing or budget.

12. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

13.  Review  the  appointment, reassignment,  and  replacement  of   the  senior
     internal audit executive.

14.  Set   clear   hiring   policies   for employees or former  employees of the
     independent auditors.

15. On a periodic basis, and without others present, meet separately with the independent auditors, the senior internal audit executive, the controller, the general counsel, and other members of management as appropriate.

16. Review with management, the independent auditors and the senior internal audit executive the adequacy of and any significant changes in the internal controls, the accounting policies procedures or practices of the Company and its subsidiaries, and compliance with corporate policies, directives and applicable laws.

17. Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company that may have a bearing on the auditor's independence, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and recommend to the Board any action deemed appropriate in response to the independent auditor's report to satisfy the Board and the Committee of the independent auditor's independence.

18. Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

20.  Review  the  status  of  compliance  with  laws,  regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

21. Prepare a report for inclusion in the annual proxy statement that specifies the Directors who sit on the Committee, describes the Committee's responsibilities as outlined in this Charter, and discusses how these responsibilities were discharged during the year.

22. Conduct or authorize investigations into any matters within the Committee's scope of responsibility, consistent with procedures to be adopted by the Committee.

23.  Review and assess the adequacy of the Committee charter annually.

COMMITTEE REPORTS

1. Report to the Board on a regular basis on the activities of the Committee and make such recommendations with respect to the above matters as the Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

2. Transmit to the Board notices of Committee meetings, agendas, and meeting minutes.

3. At the time of or in advance of the Annual Directors Meeting held in May of each year, present an annual performance evaluation of the Committee, which shall assess the performance of the Committee in relation to its duties and responsibilities under this charter, recommend any amendments to this charter, and set forth the goals and objectives of the Committee for the ensuing twelve months.

4. Report on matters required by the rules of the Commission to be disclosed in the Company's annual proxy statement.

DELEGATION OF AUTHORITY

The Committee may, in its discretion, delegate certain of its duties and responsibilities to a subcommittee of the Committee.

The Committee may delegate to one or more of its members the authority to grant pre-approvals of auditing and non-audit services to be performed by the Company's independent auditor subject to such guidelines as the Committee may determine. Any such decisions to pre-approve shall be presented to the full Committee at its next following regular meeting.

RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and appropriate funding, as determined by the Committee, to discharge its duties and responsibilities. The Committee shall have the authority to retain and discharge, and approve fees and other terms and conditions for retention of independent experts in accounting and auditing, legal counsel and other experts or advisors. The Committee may direct any officer or employee of the Company or request any employee of the Company's independent auditors or outside legal counsel to attend a Committee meeting or meet with any Committee members.

          "Printed with soy based inks on recycled paper containing at least 10 percent fibers from paper recycled by consumers."

                    [RECYCLE LOGO] [LOGO PRINTED WITH SOY INK]

                                  [ALLETE LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 11, 2004
                                   10:30 A.M.
                              DULUTH ENTERTAINMENT
                                CONVENTION CENTER
                                350 HARBOR DRIVE
                                   DULUTH, MN


--------------------------------------------------------------------------------


[ALLETE LOGO]  ALLETE, INC.
               30 WEST SUPERIOR STREET
               DULUTH, MINNESOTA 55802-2093                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 11, 2004.

David G. Gartzke and Deborah A. Amberg or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE, Inc. stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:30 a.m. on Tuesday, May 11, 2004, or any adjournments thereof, with respect to the election of Directors, ratification of the appointment of independent auditors and any other matters as may properly come before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE EACH PROPOSAL LISTED ON THE OTHER SIDE UNLESS OTHERWISE INDICATED. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of ALLETE, Inc., and may be revoked prior to its exercise. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. ALTERNATIVELY, AUTHORIZE THE ABOVE-NAMED PROXIES TO VOTE THE SHARES REPRESENTED ON THIS PROXY CARD BY PHONE OR ONLINE AS DESCRIBED ON THE OTHER SIDE. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional Proxy solicitations.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                      ----------
                                                                       COMPANY #
                                                                      ----------
THERE ARE THREE WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK --- EASY --- IMMEDIATE

- Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2004.
- Please have your Proxy Card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE ONLINE - http://www.eproxy.com/ale/ - QUICK --- EASY --- IMMEDIATE

- Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2004.
- Please have your Proxy Card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the  postage-paid  envelope
we've  provided  or  return  it  to  ALLETE,   Inc.,  c/o  Shareowner   Services
(servicemark), P.O. Box 64873, St. Paul, MN 55164-0873.

YOUR TELEPHONE OR ONLINE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.




       IF YOU VOTE BY PHONE OR ONLINE, PLEASE DO NOT MAIL YOUR PROXY CARD.

                             - PLEASE DETACH HERE. -



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors:  01 Bussmann   02 Gartzke      03 Green     04 Johnson
                           05 Mayer      06 Peirce       07 Rajala    08 Smith
                           09 Stender    10 Wegmiller    11 Weinstein

/ / Vote FOR all nominees    / / Vote WITHHELD from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                        ----------------------



2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

/ / For       / / Against       / / Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.
                        ---

Address Change? Mark Box  / /     Indicate changes below:

                                             Date
                                                  ------------------------------

                                             -----------------------------------




                                             -----------------------------------
                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appears on Proxy.  If held in joint
                                             tenancy,  all  persons  must  sign.
                                             Trustees,   administrators,   etc.,
                                             should include title and authority.
                                             Corporations  should  provide  full
                                             name of  corporation  and  title of
                                             authorized   officer   signing  the
                                             Proxy.

                                                                   [ALLETE LOGO]



ANNUAL MEETING OF SHAREHOLDERS
10:30 A.M. TUESDAY, MAY 11, 2004
DULUTH ENTERTAINMENT CONVENTION CENTER
DULUTH, MINNESOTA


Dear Shareholder:

It's my pleasure to invite you to ALLETE's Annual Meeting of Shareholders at 10:30 a.m. on Tuesday, May 11, in the Duluth Entertainment Convention Center. Our agenda will include business highlights from 2003 and a discussion of strategic issues facing ALLETE.

Lunch will be served in the DECC's Lake Superior Ballroom after the meeting.

Please make plans to join us May 11. It will be a great opportunity to learn the latest information about ALLETE and enjoy the camaraderie of your fellow shareholders.

We look forward to seeing you.

Sincerely,


/s/ David G. Gartzke

David G. Gartzke
Chairman of the Board

PARKING - Free. Tell gate attendant you're a shareholder.

REGISTRATION - Begins at 9 a.m. inside DECC entrance. You'll receive a ticket for lunch and a ticket for a chance to win shares of ALLETE stock.

SCHEDULE - DECC Auditorium doors will open at 9:30 a.m. and the meeting will begin promptly at 10:30 a.m.

LUNCH - A box lunch will be served following the meeting in the Lake Superior Ballroom of the DECC.

QUESTIONS - Call Shareholder Services at 218-723-3974 or, toll-free, 1-800-535-3056.

CANCELLATIONS - If your plans change after you've sent in the reservation and you can't attend, please notify Shareholder Services.

--------------------------------------------------------------------------------
PLEASE COMPLETE AND MAIL THIS POSTAGE-PAID RESERVATION CARD AS SOON AS POSSIBLE.

--------------------                                    ------------------------
  Each shareholder      / / Yes, I will attend the         Do not enclose this
may bring one guest.        Annual Meeting and lunch.     card with your proxy.
--------------------                                    ------------------------


                                  Please PRINT

Shareholder's Name
                   -------------------------------------------------------------

Guest's Name
              ------------------------------------------------------------------

Shareholder's Name
                   -------------------------------------------------------------

Guest's Name
             -------------------------------------------------------------------

                                     [GRAPHIC OMITTED - Fim Markings]
                                                              -----------------
                                                                  NO POSTAGE
                                                                   NECESSARY
                                                                   IF MAILED
                                                                     IN THE
                                                                 UNITED STATES
                                                              -----------------
                                                 [GRAPHIC OMITTED - Solid bars
                                                  below indicia]


                 ----------------------------------------
                  BUSINESS REPLY MAIL
                  FIRST CLASS Permit No. 74 Duluth, MN
                 ----------------------------------------
                  POSTAGE WILL BE PAID BY ADDRESSEE

                  BERNADETTE NELSON
                  ALLETE
                  30 WEST SUPERIOR ST
                  DULUTH, MN 55802-9986


                                     [GRAPHIC OMITTED - Bar Code]

                                                 April __, 2004



Dear Shareholder:

     ALLETE has not yet received your vote on issues to come before the 2004 Annual Meeting of Shareholders on May 11, 2004. Proxy materials were sent to you on or about March 25, 2004. Please take a few moments to review the Proxy materials and vote your shares using one of the three options available to you:

     1. BY MAIL - Complete the enclosed duplicate Proxy Card and return it in the self-addressed stamped envelope provided;

     2. BY TELEPHONE - Call the toll-free number listed on the Proxy Card and follow the instructions; or

     3. ONLINE - Log onto the web site listed on the Proxy Card and follow the instructions.

     On behalf of the Board of Directors, we again extend to you a cordial invitation to attend ALLETE's Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota on Tuesday, May 11, 2004 at 10:30 a.m.

     Your prompt response is appreciated.


                                                 Sincerely,




                                                 Deborah A. Amberg
                                                 Vice President, General Counsel
                                                 and Secretary


Enclosures